UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 21, 2010
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 though 4 and 6 through 9 are not applicable and therefore omitted.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Stock Option Awards

On December 21, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Clearfield, Inc. (the “Company”) recommended, and the Board of Directors approved grant to each non-employee director elected or re-elected at the 2011 Annual Meeting of Shareholders of an option to purchase 5,000 shares of the Company’s common stock. The option will be granted the first business day following the date of the 2011 Annual Meeting of Shareholders.  The option will vest on the first business day prior to the date of the 2012 Annual Meeting, have a term of 6 years and an exercise price equal to the “Fair Market Value” of one share of as determined under the Company’s 2007 Stock Compensation Plan, as amended, on the date of grant.  The stock option grant is conditioned upon approval of the Company’s shareholders of a proposal to amend the 2007 Stock Compensation Plan, which will be presented at the 2011 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By	/s/ Cheryl P. Beranek
Dated: December 23, 2010		Cheryl P. Beranek, Chief Executive Officer